Exhibit 99

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 11-K of the SAP America, Inc. 401(k) Plan (the Plan) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), Brigette McInnis-Day, as Administrator of the Plan, and Mark White, as Chief Financial Officer of the Plan, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

SAP America, Inc. 401(k) Plan

By:	/s/ BRIGETTE MCINNIS-DAY

Name:	Brigette McInnis-Day
Title:	Plan Administrator

By:	/s/ MARK WHITE

Name:	Mark White
Title:	Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.